Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2018, with respect to the financial statements and supplemental information included in the Annual Report of Forest City Employer, LLC 401(k) Employee Savings Plan & Trust on Form 11-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statement of Forest City Realty Trust, Inc. on Form S-8 (File No. 333-173211, as amended).
/s/ Grant Thornton LLP
Cleveland, Ohio
June 29, 2018